                                                                     Exhibit 23
                                                           to Current Report on
                                                                       Form 8-K

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Current Report on Form 8-K dated July 15, 1994 and in the Registration Statement on Form S-4 of Coram Healthcare Corporation (File No. 33-53957) (the "Registration Statement") of our report dated November 17, 1993, (December 23, 1993 as to Note 17)(which expresses an unqualified opinion and includes an explanatory paragraph relating to material uncertainties concerning certain pending claims against T(2) Medical, Inc.), appearing in the Annual Report on Form 10-K of T(2) Medical, Inc. for the year ended September 30, 1993 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of the Registration Statement.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of T(2) Medical, Inc., listed in Item 14 of the Annual Report on Form 10-K of T(2) Medical, Inc. for the year ended September 30, 1993. These financial statement schedules are the responsibility of T(2) Medical, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                           /s/  DELOITTE & TOUCHE
                                        ----------------------------
                                           Deloitte & Touche


Atlanta, Georgia
July 13, 1994





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